UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Lawson Products, Inc.

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Transcript of President & CEO Michael DeCata Video Message Distributed to Lawson Products Employees on January 18, 2022

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involves risks and uncertainties. The terms “anticipate,” “believe,” “contemplates,” “continues,” “could,” “ensure,” “estimate,” “expect,” “forecasts,” “if,” “intend,” “likely,” “may,” “might,” “objective,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “probable,” “project,” “shall,” “should,” “strategy,” “will,” “would,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements. Forward-looking statements can also be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks, uncertainties and assumptions, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. Lawson can give no assurance that any goal or plan set forth in forward-looking statements can be achieved and Lawson cautions readers not to place undue reliance on such statements, which speak only as of the date made. Lawson undertakes no obligation to release publicly any revisions to forward-looking statements as a result of new information, future events or otherwise. Actual results may differ materially from those projected as a result of certain risks and uncertainties. Certain risks associated with Lawson’s business are also discussed from time to time in the reports Lawson files with the SEC, including Lawson’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, Lawson’s Quarterly Reports on Form 10-Q and Lawson’s Current Reports on Form 8-K. In addition, the following factors, among others, could cause actual outcomes and results to differ materially from those discussed in the forward-looking statements:

•	the possibility that the mergers will not be consummated or delays in consummating the mergers;

•

the possibility that the closing conditions set forth in either of the merger agreements will not be satisfied, including among others (1) receipt of the required stockholder approvals and (2) receipt of the necessary regulatory approvals required to permit the mergers;

•	unanticipated difficulties or expenditures relating to the mergers; and

•	any problems arising in combining the businesses of Lawson, TestEquity and Gexpro Services, which may result in the combined company not operating as effectively and efficiently as expected.

*****

Hello and thank you for joining me today and Happy New Year. I’m speaking to you from 2022. Very exciting that we’ve gotten past 2021. We’ve had a tremendous year in 2021 – we’ll talk about that in a moment – at the end of the year, as you’re aware, we announced the merger of three incredibly strong companies – Lawson Products, Gexpro Services, and TestEquity. All three are tremendous companies. All three have a service element to them and a product element. All three have tremendous and strong teams. I have worked with the leaders of these two companies for quite some time and in fact, many of our teammates have worked across the board with Gexpro Services.

We’re beginning to share customers and Gexpro Services is bringing us into new opportunities even long before this announcement, this merger announcement, was made at the end of last year. So, tremendous benefits of us bringing these three strong companies together. Also, we recently released the proxy. This is a merger of three companies and it’s a cashless transaction, which means that Lawson is issuing Lawson shares to acquire the two other companies in this three-way merger and as a result, Lawson shareholders need to vote an issuance of new shares to bring the three companies together.

So the proxy was recently released to the SEC. Now the process associated with that is the SEC gets about 30 days to review and make any comments and read it in such a way as to understand is it clear to the reader, is it, could it be made clearer or easier to understand. By the way, it is a 640-page document. So, if you’re up for a rather long read, I suggest you read the document.

But in any event, the SEC will comment as to its clarity. They may suggest little revisions here and there and it is not yet the finished proxy but any time we issue something to the SEC, it immediately becomes public. The finished proxy will be done, you know, in a month or six weeks, or something approximately like that timeframe.

Then, shareholders will be asked to vote on it. And that’s likely to be completed early in the second quarter. So we’re very excited about these three companies coming together.

I should also mention, it is our intention to operate these as three separate organizations. The other two CEOs that I’ve worked closely with over the time – Bob Conners at Gexpro Services and Steve Newland at TestEquity – we’ve become close friends. We’re working closely together and again, many of our teammates are working with their counterparts in these organizations. But it is our intention to operate them separately. That doesn’t mean that we won’t have the opportunity to introduce customers to the other two members. Gexpro Services has already introduced us to several new, very large customer opportunities from strategic accounts. And our strategic account team leaders have done an incredible job in working with their counterparts to open up new accounts for Lawson. So, already tremendous progress. Three strong cultures, three very strong teams of people who share now a common interest in broad customer service and solving a broader set of customer problems, making us even more valuable to all of our now 120,000 customers. So, a lot happening on the merger of three strong companies.

But before we just talk about the merger and that’s very big news of course, we also need to celebrate a tremendous 2021 and, among the things we accomplished in 2021, and now very recently in early 2022, is the sales alignment. That is the last major stage in fully integrating two tremendous companies; Partsmaster and Lawson. And I’m very pleased with this progress. We are now so closely tied together and integrated that within a very short amount of time, one team and one company will become completely indistinguishable from the other.

Customers are merged, sales reps, leaders are all merged together in a tremendous, integrated team, which is performing very well. Most of the sales folks stayed in similar jobs, there were some folks who changed jobs, and a very, very small number of folks who left us. But again, that’s a very small number. We’re also pleased with the leaders we picked up from Partsmaster corporate. We now have across the board from the most senior leadership team at Partsmaster and every place in between, strong, new teammates to build a very, very strong and growing company in the future. So we’re very pleased with that.

So many other things happened at the end of 2021 as it relates to the final stages of integrating two incredible companies. But beyond the integration of Partsmaster and Lawson together, there were so many other accomplishments that we should be extremely proud of. If any of us ever doubted our ability to be nimble and creative and adjust to a changing environment, 2020 and 2021 should have proved to all of us – it certainly has proven to me – that we are a nimble, flexible, smart and dedicated group of people, team, focused on the betterment of our customers. Focused on customer service. And I could not be more pleased than I am with everything that we see across the board. You know how hard you’ve worked and continue to work. We’ve thrived under difficult circumstances. First, COVID, then supply chain challenges, inflation, supply disruptions, all manner of challenges, and yet, our company is prospering. We are thriving in an environment that is not an easy environment to thrive.

Looking forward to 2022, this year, we started very strong. First couple weeks have had very strong sales and very strong performance. It is my belief that the year will continue to get stronger and we will perform better and better and better. It is also my belief that more and more customers will depend on us because of their own labor challenges. Every place you turn, every article you read about maintenance mechanics or diesel mechanics or auto mechanics, there is a desperate shortage. We are the solution to that problem. By the way, so is Gexpro Services. They have a very similar value proposition to Lawson except focused at the OEM, the assembly line. Vendor managed inventory, just like Lawson, except they focus on an assembly line and Lawson focuses the maintenance shop. As well, TestEquity has similar service-intensive vendor managed inventory on electronics production. Now, TestEquity also has a piece that is very, very high tech – test and measuring equipment [inaudible], power equipments, digital [inaudible], digital signal generators, all manner of very, very high tech equipment.

But the three companies together, and Lawson separately, will have a tremendous 2022. Our value proposition is exactly what all of our customers, now 120,000 customers, between the three companies, what those 120,00 customers desperately need is the business that we’re in. Is the optimization of service with outstanding product. So I am very, very excited about Lawson’s performance in 2022, with a great start so far, as well Gexpro’s performance, as well as TestEquity’s performance. We are going to have a great, great year. I could not be more excited and also, thankful, appreciative, and respect everything you have done every day to get us to this point and serve our customers as they depend on us. Thank you again, have a wonderful day, I look forward to speaking to you soon. Stay tuned for more news and certainly we will communicate it as soon as news happens. Thank you, have a great day.

*****

Additional Information and Where to Find It

In connection with (i) the proposed transactions between Lawson Products, Inc. (“Lawson”), TestEquity Acquisition, LLC (“TestEquity”) and LKCM TE Investors, LLC (the “TestEquity Equityholder”), including the proposed merger of TestEquity with a subsidiary of Lawson, with TestEquity surviving the merger as a wholly-owned subsidiary of Lawson, and the issuance of Lawson common stock to the TestEquity Equityholder in connection therewith, and (ii) the proposed transactions between Lawson, 301 HW Opus Holdings, Inc. (“Gexpro Services”) and 301 HW Opus Investors, LLC (the “Gexpro Services Stockholder”), including the proposed merger of Gexpro Services with a subsidiary of Lawson, with Gexpro Services surviving the merger as a wholly-owned subsidiary of Lawson, and the issuance of Lawson common stock to the Gexpro Services Stockholder in connection therewith, Lawson filed a preliminary proxy statement on Schedule 14A on January 14, 2022 and plans to file further relevant materials, including a definitive proxy statement on Schedule 14A, with the Securities and Exchange Commission (the “SEC”). The definitive proxy statement (when available) will be disseminated to stockholders of Lawson entitled to vote on the proposed transactions. LAWSON STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ALL DOCUMENTS INCORPORATED BY REFERENCE THEREIN), AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR MAY BE FILED WITH THE SEC, IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain free copies of the proxy statement (when available) and other relevant documents filed by Lawson with the SEC from the SEC’s website at www.sec.gov. In addition, the proxy statement (when available) and other relevant documents filed by Lawson with the SEC may also be obtained free of charge from the Investor Relations section of Lawson’s website at www.lawsonproducts.com/company-info/investor-relations, or by contacting Lawson’s Investor Relations Department by email at Investors@lawsonproducts.com.

Participants in the Solicitation

Lawson and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from Lawson’s stockholders in connection with the proposed transactions. Information about Lawson’s directors and executive officers and their direct and indirect interests in Lawson, by security holdings or otherwise, is included in Lawson’s Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on February 26, 2021, in its proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on April 1, 2021, and in other documents filed by Lawson with the SEC. To the extent holdings of Lawson’s securities by such participants are not reported in, or have changed since the amounts disclosed in, the proxy statement for Lawson’s 2021 annual meeting of stockholders, such changes have been reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 and/or Statements of Changes in Beneficial Ownership on Form 4 subsequently filed with the SEC. Additional information regarding Lawson’s directors and executive officers, including their interests in the proposed transactions, will be contained in the proxy statement and other relevant documents to be filed with the SEC when they become available. These documents may be obtained free of charge using the sources indicated above.

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